Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2025, with respect to the consolidated financial statements included in the Annual Report of Intuitive Machines, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statements of Intuitive Machines, Inc. on Form S-3 (File No. 333-278288) and on Form S-8 (File No. 333-271787).

/s/ GRANT THORNTON LLP

Houston, Texas
March 25, 2025